Independent auditors' consent

The board and shareholders
AXP Money Market Series, Inc.:
          AXP Cash Management Fund



We consent to the use of our reports included or incorporated herein by reference, and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



                                                                    KPMG LLP
/s/KPMG LLP
Minneapolis, Minnesota
September 26, 2000